Exhibit 99.1

Mobiquity Technologies and Advangelists Sign Definitive Merger Agreement

Creating the first end-to-end programmatic ecosystem addressing the $84.6 Billion global programmatic advertising market

NOVEMBER 20, 2018 – NEW YORK, N.Y. – Mobiquity Technologies (OTCQB: MOBQ), a leader in mobile location data intelligence, announced it is merging privately held Advangelists into the publicly traded entity. Advangelists is a next generation technology platform for digital programmatic advertisers. The two companies will provide the first completely integrated end-to-end platform for programmatic media buying in the $84.6 Billion global programmatic advertising market.

Programmatic media buying is the use of automation in the buying, selling or fulfillment of digital display advertising. According to eMarketer, four out of every five digital display ad dollars in the US today transact via programmatic means. By 2020, the vast majority of U.S. digital display ad dollars (86.3 percent) will transact programmatically; two-thirds of which will go to mobile and other connected devices, not desktop.

Traditionally, advertising campaigns were built over time using behavior marketing and customer research. Through this merger, consumer’s behavior and trends can be measured to optimize campaigns in real-time using advanced AI and Machine Learning. Personalized ad messages can then be deployed by way of programmatic advertising through a single platform.

“While companies like The Trade Desk) and AppNexus forged ground in the space, we found there were efficiencies to be created that both significantly enhance performance, while also reducing costs,” said Mobiquity Technologies CEO Dean Julia. “We spent several months working with the leadership at Advangelists, bringing in new business and integrating our capabilities. We’ve seen how effective our partnership can be at growing significant market share.”

Brands, agencies, and publishers seeking to deploy programmatic media would often spend months, even years, building an advertising tech stack with capabilities that could develop strategic audiences, bid, buy and report on campaign performance, as well as monitor for fraud, capture viewable impressions, and provide full transparency into every dollar spent.

“In every instance, marketers would need to sacrifice one capability to exceed at another, never being able to achieve the full vision of a single integrated tech stack,” said Advangelists’ CEO Deep Katyal, an Ad Tech veteran who built the Advangelists platform. “Together with integrated location capabilities from Mobiquity, we are reducing the tech set-up time to mere days, automating execution and providing a transparent understanding of every dollar spent along the supply chain with a location informed feedback loop to drive better ROI for our clients.”

The Mobiquity-Advangelists ecosystem is improving operational efficiency for clients and providing precise measurement of in-store/in-location foot traffic, allowing advertisers with both digital and brick-n-mortar destinations full attribution of their media dollars.

“This merger represents a major milestone for Mobiquity’s many loyal shareholders,” said Thomas M. Arnost, Executive Chairman of Mobiquity Technologies, Inc. “The merger comes with a solid base of clients already successfully utilizing our next generation technology platform. These active clients provide an excellent base from which to continue ramping up revenues in Q4 and well beyond. Our growth will be fueled by the continued explosive growth of the mobile ad tech industry, as well as our unique ability to grow our market share within the soon to be $100B+ programmatic advertising marketplace.”

About Mobiquity Networks (www.mobiquitynetworks.com)

Mobiquity Technologies, Inc. (OTCQB: MOBQ), is a mobile first, next generation, Software-as-a-Service (SaaS) platform for data and advertising. The Company provides precise mobile location data and insights on consumer’s real-world behavior on a single platform that’s easy to use and includes all the necessary features and tools required to run a successful mobile ad campaign. Our goal is to help advertisers deliver the right message to the right person at the right time more efficiently and effectively than ever before.

Information Video:  https://youtu.be/M81eMJ_ymo8

About Advangelists ( www.advangelists.com )

Advangelists is a team of veterans from the tech ecosystem, uniting experiences in ad tech, programmatic solutions, automation, NLP, machine learning, rich media and mobile video technologies. Advangelists believes that advertising should be an amalgamation of great features, great usability and have all the tools needed in one single platform. The Advangelists' Advantage is that all of its tech is proprietary, automated, built in house and is highly cost effective.

Information Video: https://www.youtube.com/watch?v=LI_QjjNToUM

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

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For more information contact Brian Stolller, email: brian@mobiquitynetworks.com